Exhibit 99.1

Fourth Quarter and Fiscal 2022 Preliminary Results and Announcement of Earnings Date

Expects Second Best Fiscal Year Earnings in Company's History

Strong Operating Cash Flow of $180 Million Expected in the Fourth Quarter

PORTLAND, Ore.--(BUSINESS WIRE)--October 4, 2022--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today announced preliminary results for its fourth quarter and fiscal year ended August 31, 2022.

Fiscal 2022 Expected Performance

The Company expects fiscal 2022 results to be the second best year in its history. Diluted earnings per share from continuing operations are expected to be in the range of $5.67 - $5.72, net income is expected to be in the range of $170 million - $172 million, adjusted diluted earnings per share are expected to be in the range of $6.00 - $6.05, and adjusted EBITDA is expected to be in the range of $311 million - $313 million. The Company also expects strong operating cash flow of approximately $238 million for the full fiscal year. The Company delivered record performance in the first nine months of fiscal 2022 but fourth quarter results were adversely impacted by declining ferrous and nonferrous sales prices and demand, tighter supply flows, and disruptions due to an extended shredding operation outage at the Company's Everett, MA facility to replace equipment damaged by the December 2021 fire, offset in part by benefits of strong prices for the Company's finished steel products.

Fourth Quarter Fiscal 2022 Expected Performance

The Company anticipates:

  Fourth quarter diluted earnings per share from continuing operations to be in the range of $0.31 - $0.36. Net income to be in the range of $9 million - $11 million and net income per ferrous ton in the range of $7 - $9.
  Adjusted diluted earnings per share from continuing operations to be in the range of $0.42 - $0.47, which excludes expected charges of approximately $4 million or $0.11 per share related primarily to legacy environmental matters.
  Adjusted EBITDA to be in the range of $38 million - $40 million and adjusted EBITDA per ferrous ton in the range of $30 - $32.
  The sharp decline in selling prices for recycled metals in the fourth quarter is expected to lead to both a compression in metal spreads and an adverse impact from average inventory accounting of approximately $23 per ferrous ton.
  Strong operating cash flow to be in the range of approximately $180 million, resulting in a $70 million sequential reduction in debt. Total debt is expected to be $249 million at the end of the fourth quarter, and debt, net of cash, is expected to be $205 million. The Company repurchased approximately 1.8% of its Class A outstanding shares during the quarter.
  Average net ferrous and nonferrous selling prices are expected to decrease from the third quarter by 28% and 7%, respectively. Ferrous sales volumes are expected to increase 12% sequentially, reflecting primarily the benefit from shipments delayed from the third quarter, and nonferrous volumes are expected to decrease 8%. Average net finished steel selling prices are expected to decrease by 1% and finished steel sales volumes are expected to be down by 7%, sequentially.
  Lower SG&A expense primarily as a result of lower incentive compensation accruals and benefits from productivity initiatives are expected to partially offset inflationary pressure on operating costs, including rising costs of compliance to meet regulatory requirements and the aforementioned Everett shredding operation outage since late June, net of insurance recoveries.

The Company repurchased 500,000 shares of its Class A common stock in open market transactions during the quarter pursuant to its ongoing authorized share repurchase program, bringing share repurchases for fiscal 2022 to approximately 3.5% of outstanding shares. The effective tax rate for the fourth quarter is expected to be an expense of approximately 11%, including certain discrete tax benefits.

Tamara Lundgren, Chairman and Chief Executive Officer, said, "We expect our full year fiscal 2022 results to be the second best in our Company's history, supported by high finished steel and recycled metal prices, successful implementation of productivity initiatives to partially offset inflationary cost pressures, and progress on our strategic initiatives, including closing two acquisitions. We also progressed our investments in advanced metal recovery technology systems and launched GRN SteelTM, a line of net zero carbon emissions products from our Cascade steel mill. Our fourth quarter results were adversely impacted by a significant decline in ferrous and nonferrous sales prices and demand, tighter supply flows resulting from the drop in prices and the weaker economic environment, and an extended operational outage."

Ms. Lundgren continued, "Despite the current headwinds, we believe the long-term structural trends for recycled metal demand remain positive and are well-aligned with our strategy and investments. The transition to low carbon technologies, which are more metal intensive, the increased focus on decarbonization, and the expected funding related to the Infrastructure Investment and Jobs Act and the Inflation Reduction Act, including Buy Clean provisions, underpin anticipated increased future demand for ferrous and nonferrous recycled metals."

The preliminary information provided above is based on the Company’s current estimates of its financial results for the quarter and fiscal year ended August 31, 2022 and remains subject to change based on management's final review of the Company’s fourth quarter financial results and the completion of the Company's annual audit.

Earnings Call Date

The Company will report financial results for its fourth quarter and fiscal year 2022 ended August 31, 2022 on Monday, October 24, 2022. The Company will host a webcast conference call to discuss the results at 11:30 a.m. Eastern Time on the same day. The webcast of the call and the accompanying slide presentation may be accessed at www.schnitzersteel.com/company/investors/event-calendar on Schnitzer’s website under Company > Investors > Event Calendar. The call will be hosted by Tamara Lundgren, Chairman and Chief Executive Officer, and Stefano Gaggini, Senior Vice President and Chief Financial Officer.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 25 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 51 stores which sell serviceable used auto parts from salvaged vehicles and receive over 4.1 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted diluted earnings per share from continuing operations attributable to SSI shareholders, adjusted EBITDA and adjusted EBITDA per ferrous ton which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for legacy environmental matters (net of recoveries), business development costs not related to ongoing operations including pre-acquisition expenses, charges related to non-ordinary course legal settlements, asset impairment charges, restructuring charges and other exit-related activities, and the income tax benefit allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings per share from continuing operations attributable to SSI shareholders
($ per share)
	4Q22
	High	Low
As reported	$0.36	$0.31
Charges for legacy environmental matters, net, per share(1)	0.10	0.10
Charges related to legal settlements, per share(1)	—	—
Business development costs, per share	0.02	0.02
Restructuring charges and other exit-related activities, per share	—	—
Asset impairment charges, per share	0.02	0.02
Income tax benefit allocated to adjustments, per share(2)	(0.03)	(0.03)
Adjusted(3)	$0.47	$0.42
Reconciliation of adjusted diluted earnings per share from continuing operations attributable to SSI shareholders
($ per share)
	FY22
	High	Low
As reported	$5.72	$5.67
Charges for legacy environmental matters, net, per share(1)	$0.25	$0.25
Charges related to legal settlements, per share(1)	$0.02	$0.02
Business development costs, per share	$0.09	$0.09
Restructuring charges and other exit-related activities, per share	$—	$—
Asset impairment charges, per share	$0.05	$0.05
Income tax benefit allocated to adjustments, per share(2)	$(0.09)	$(0.09)
Adjusted(3)	$6.05	$6.00

Reconciliation of adjusted EBITDA
($ in millions)
	4Q22
	High	Low
Net income	$11	$9
Plus interest expense	3	3
Plus tax expense	1	1
Plus depreciation and amortization	20	20
Plus charges for legacy environmental matters, net(1)	3	3
Plus restructuring charges and other exit-related activities	—	—
Plus charges related to legal settlements	—	—
Plus business development costs	1	1
Plus asset impairment charges	1	1
Adjusted EBITDA (3)	$40	$38

Ferrous sales volume (LT, in thousands)	1,268	1,268
Adjusted EBITDA per ferrous ton sold ($/LT)	$32	$30
Reconciliation of adjusted EBITDA
($ in millions)
	FY22
	High	Low
Net income	$172	$170
Plus interest expense	9	9
Plus tax expense	45	45
Plus depreciation and amortization	75	75
Plus charges for legacy environmental matters, net(1)	8	8
Plus restructuring charges and other exit-related activities	—	—
Plus charges related to legal settlements	1	1
Plus business development costs	3	3
Plus asset impairment charges	2	2
Adjusted EBITDA (3)	$313	$311
(1)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(2)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(3)	May not foot due to rounding.
Reconciliation of debt, net of cash
($ in thousands)
	August 31, 2022	May 31, 2022	August 31, 2021
Short-term borrowings	$6,041	$5,764	$3,654
Long-term debt, net of current maturities	242,521	316,108	71,299
Total debt	248,562	321,872	74,953
Less: cash and cash equivalents	43,803	16,125	27,818
Total debt, net of cash	$204,759	$305,747	$47,135

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs, and strategies regarding the future, which may include statements regarding the impact of equipment upgrades, equipment failures, and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the impact of pandemics, epidemics, or other public health emergencies, such as the coronavirus disease 2019 ("COVID-19") pandemic; the Company’s outlook, growth initiatives, or expected results or objectives, including pricing, margins, sales volumes, and profitability; completion of acquisitions and integration of acquired businesses; the impacts of supply chain disruptions, inflation, and rising interest rates; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality, and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions, and credits; the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings, or additional costs from business realignment, cost containment, and productivity improvement programs; the potential impact of adopting new accounting pronouncements; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations, and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from investments in processing and manufacturing technology improvements; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; inability to obtain or renew business licenses and permits; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; the impact of pandemics, epidemics, or other public health emergencies, such as the COVID-19 pandemic; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; the impact of inflation, rising interest rates, and foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com